UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                              May 23, 2008
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                                Con-way Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State or other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation or                              Number)
         organization)

       2855 Campus Drive, Suite 300, San Mateo, California 94403
      -----------------------------------------------------------
                (Address of principal executive offices)
                               (zip code)

          Registrant's telephone number, including area code:
                             (650) 378-5200


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     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 23, 2008, the Compensation Committee of the Board of Directors approved a relocation package for Douglas W. Stotlar, the Company's Chief Executive Officer. The package will provide assistance to Mr. Stotlar in connection with his relocation from California to Ann Arbor, Michigan, the headquarters of the Company's Con-way Freight business unit. The Board of Directors approved the relocation to Michigan so that Mr. Stotlar will be centrally located geographically and better positioned (i) to provide strategic support and counsel, onsite interaction and management guidance to Con-way Freight and to the Company's Con-way Truckload business unit located in Joplin, Missouri, and (ii) to participate in or oversee the Company's financial, investor relations and government affairs activities which are concentrated on the East Coast.

The relocation package includes the following:

* Assistance with the sale of Mr. Stotlar's current home in California through the sale of his home to a third-party home re-seller retained by the Company at a price determined based on independent appraisals. Upon the sale of the home to the third-party re-seller, the Company will assume responsibility for any loss upon the ultimate re-sale of the home, as well as closing costs.

* Assistance with the purchase of Mr. Stotlar's new home in Michigan through the Company's payment of closing costs.

* Payment by the Company of the cost of moving Mr. Stotlar's household goods from California to Michigan.

* A lump sum payment from the Company to Mr. Stotlar to cover house hunting trips, travel expenses and other miscellaneous moving costs.

* An additional lump sum payment to Mr. Stotlar in the amount of $250,000, net of applicable taxes, in recognition of the fact that Mr. Stotlar is relocating for the second time in three years to better serve the Company, and the Committee acknowledges the burden the move will be placing on Mr. Stotlar and his family.

Each of the benefits described above, other than the $250,000 lump sum payment, is part of the standard relocation package offered to the Company's most senior executives.

The Compensation Committee also discontinued the mortgage subsidy that was previously established for Mr. Stotlar upon his relocation to California in 2005.




                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Con-way Inc.
                        ------------
                        (Registrant)

May 29, 2008            /s/ Jennifer W. Pileggi
                        --------------------------
                        Jennifer w. Pileggi
                        Senior Vice President, General Counsel
                        and Corporate Secretary





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